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                          [OSBORN MALEDON LETTERHEAD]


                                                                    EXHIBIT 5

                               September 15, 1997


VIASOFT, Inc.
3033 North 44th Street
Suite 101
Phoenix, Arizona 85018

        Re:  VIASOFT, Inc.
             Form S-3 Registration Statement, No. 333-33815

Ladies and Gentlemen:

        We have acted as counsel to VIASOFT, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3, No. 333-33815, under the Securities Act of 1933 (the "Registration Statement"), relating to the registration of 1,495,000 shares of its Common Stock, $.001 par value, including (a) 1,365,000 shares proposed to be issued and sold by the Company, including 195,000 shares which may be sold pursuant to the over-allotment option, and (b) 130,000 shares to be sold by certain stockholders of the Company. In connection with this representation, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that (a) the 130,000 shares of Common Stock to be offered by the selling stockholders will be duly and validly issued, fully paid and nonassessable, and (b) the 1,365,000 shares of Common Stock to be offered by the Company have been duly authorized, and, when issued by the Company and paid for as set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                        Very truly yours,

                                        OSBORN MALEDON, P.A.



                                        By: /s/ William M. Hardin
                                           ---------------------------------
                                            William M. Hardin

WMH:dmr